                                     AMENDMENT
                                        TO
                               EMPLOYMENT AGREEMENT
                                       AND
                         NON-QUALIFIED STOCK OPTION AGREEMENTS



       This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made September 15, 1998 by and between Valassis
Communications, Inc. (the "Corporation") and Alan F. Schultz
(the "Executive).

       WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective March 18, 1992, as amended January 3, 1995 and December 19, 1995 (the "Employment
Agreement"); and

       WHEREAS, the Corporation entered into a NON-QUALIFIED
STOCK OPTION AGREEMENT with the Executive effective March 18,
1992, May 10, 1994 and December 8, 1997 (the "Option
Agreements"); and

       WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement and the Option Agreements to extend the term of employment under the Employment Agreement and conform the Employment Agreement to certain revised terms as specifically amended herein.

       NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

       1. Section 1.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

          "The Employment Period shall commence as of the
consummation date (the 	 "Effective Date") of the
initial public offering of the common stock of the Corporation (the "IPO") and shall continue until the close of business on December 31, 2003."

       2. The first sentence of Section 3.(a) of the Employment
Agreement shall be amended to read as follows:

       "SALARY.  The Executive's Annual Base Salary
("Annual Base Salary"), payable on a biweekly basis, shall be at the annual rate of not less than $550,000 effective September 15, 1998."

       3. Section 3. of the Employment Agreement shall be amended to insert a new sub-section (h) to read in its entirety as follows:



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

         "The Executive shall be eligible to receive for Fiscal Year (calendar) 1999 and for each fiscal year thereafter during the Employment Period up to 15,000 shares of the Corporation's Common Stock (the "Performance Restricted Stock Award") under the Valassis Communications, Inc. Executive Restricted Stock Plan adopted July 10, 1995 (the "Executive Restricted Stock Plan") on the following basis: (i) If the Compensation/Stock Option Committee (the "Committee") determines that eighty percent
(80%) or more of the applicable performance targets set by the Board of Directors for such fiscal year have been met, the Executive shall receive 7,500 shares; and (ii) if the Committee determines that one hundred fifteen percent (115%) or more of the applicable performance targets set by the Board of Directors for such fiscal year have been met, the Executive shall receive an additional 7,500 shares. The disposition of such shares by the Executive shall be restricted for a period of one year and no longer. Each Performance Restricted Stock Award shall be awarded to the Executive promptly after the end of the applicable fiscal year as soon as the Committee has determined that the applicable targets have been met but in no event later than sixty (60) days after the end of the applicable fiscal year."

       4. Section 8.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

         "COVENANT NOT TO COMPETE OR SOLICIT. During the Employment Period, the Executive shall not offer or sell any products or services, including without limitation a free-standing insert business directly competitive in any market with the business of the Corporation, nor shall he render services to any firm, person or corporation so competing with the Corporation, nor shall he have any interest, direct or indirect, in any business that is so competing with the business of the Corporation; provided, however, that ownership of five percent (5%) or less of any class of debt or equity securities which are publicly-traded security shall not be a violation of this covenant. The foregoing provisions of this Section 8.(b) shall apply during the Severance Period, if any, so long as the Corporation fulfills its obligations to the Executive Section 5. and shall extend for an additional period of seven years (the "Mandatory Non-Competition Period") after the expiration of the Employment Period or the Severance Period, as the case may be, and the Corporation shall pay an amount to the Executive equal to Annual Base Salary in biweekly installments during each of the first three years of such Mandatory Non-Competition Period and an amount equal to one-half of Annual Base Salary during each of the last four years of such Mandatory Non-Competition Period. So long as the Executive is employed hereunder and for any additional period of time described in the preceding sentences, the Executive shall not, directly or indirectly, (i) solicit any employee of the Corporation with a view to inducing or encouraging such employee to leave the employ of the Corporation for the purpose of being hired by the Executive or any employer affiliated with the Executive; or (ii) solicit, take away,


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


attempt to take away, or otherwise interfere with the Corporation's business relationships with any of its respective customers."

       5. Section 2.(a) of the Employment Agreement shall be amended to read in its entirety as follows:

         "(a) POSITION; LOCATION. During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Corporation and shall continue to have such authority, duties and responsibilities which shall be at least commensurate in all material respects with those held and exercised as of September 15, 1998 with the Corporation. During the Employment Period, the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and re-elected as an officer or director, or both, of any subsidiary, affiliate or division of the Corporation. The Executive's services shall be performed at the location where the Executive is currently employed or any office which is the headquarters of the Corporation and is not more than twenty-five miles from such location unless such requirement is waived by the Executive."

       6. All other terms of the Employment Agreement and the Option Agreements shall remain in full force and effect.


IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.


                             VALASSIS COMMUNICATIONS, INC.

                             By:\s\ Barry P. Hoffman
                             ________________________________
                             Name: Barry P. Hoffman
                             ______________________________
                             Title: Secretary
                             ______________________________


                             \s\Alan F. Schultz
                             ____________________________________
                             Alan F. Schultz




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